SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 19, 2008

FLEX FUELS ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-136349	20-5242826
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 St. Mary Axe London, United Kingdom	EC3A 8EP
(Address of principal executive offices)	(Zip Code)

+44(0)8445862780
(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

On July 24, 2008, Thomas Barr, a director of Flex Fuels Energy Inc. (“Flex Fuels” or the “Company”) filed a complaint (the “Complaint”) with the District Court Clark County, Nevada (the “Court”) naming Brian Barrows, the Company's CEO and Chairman of the Board, and Jim Laird, a director of the Company, as defendants, seeking declaratory relief, a preliminary injunction, a permanent injunction and a temporary restraining order (the “TRO”) enjoining the Company from holding a meeting of the Board of Directors of the Company (the "Board") on July 29, 2008, preventing Jim Laird from participating in any future Board meetings or acting in the capacity as a director of the Company, and preventing the Company from disciplining Mr Barr for his unauthorized filing on behalf of the Company with the SEC on July 15, 2008 on Form 8-K.  The Court entered a TRO on July 28, 2008. The parties have stipulated to continue a Preliminary Injunction hearing regarding the TRO.

On August 19, 2008, our counsel received notice of an amended Complaint, adding the Company as a co-defendant to the Complaint. We believe service of process of the amended Complaint was ineffective, but we are nevertheless in the process of responding to the amended Complaint and addressing the issues involved. While we believe the facts at issue are ultimately in our favor, we may attempt to reach a negotiated solution in order to preserve shareholder value.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2008	By:	/s/ Brian Barrows
Name: Brian Barrows
Chief Executive Officer and Director

3